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                          SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.     20549

                              --------------------------


                                       FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 5, 1997
                                                  (November 26, 1997)
                                                  -----------------------------


                                   ACTIVISION, INC.
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                  (Exact name of registrant as specified in charter)


    Delaware                        0-12699               94-2606438
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(State or Other Jurisdiction       (Commission            (IRS Employer
     of Incorporation)             File Number)          Identification No.)


    3100 Ocean Park Blvd., Santa Monica, CA       90405
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    (Address of Principal Executive Offices)    (Zip Code)


         Registrant's telephone number, including area code  (310) 255-2000
                                                              --------------

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            (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    (a) ACQUISITION OF COMBINED DISTRIBUTION (HOLDINGS) LIMITED. On November 26, 1997, Activision, Inc. ("Activision" or the "Company") completed the acquisition of Combined Distribution (Holdings) Limited, a privately held company based in Birmingham, England, which is the parent company of CentreSoft Limited and PDQ Limited ("CentreSoft"). CentreSoft is engaged in the business of distributing software products in the United Kingdom and, to a lesser extent, continental Europe.

    The transaction was structured as a share exchange in which the Company issued 2,787,043 shares of its common stock, $0.000001 par value (the "Common Stock"), for all the outstanding capital stock of CentreSoft. The Common Stock issued by the Company in the transaction had a market value at the time of the closing of the transaction of approximately $44 million. In addition, an option to acquire shares of CentreSoft was canceled and in exchange for the cancellation the holder of the option was granted an option to purchase 50,325 shares of Common Stock. The transaction will be accounted for as a pooling of interests.

    The shares of Common Stock were issued to the holders of CentreSoft capital pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"). The Company is required to use its best endeavors to file with the Securities and Exchange Commission on or before January 5, 1998 a registration statement covering such shares for resale by the holders. The CentreSoft stockholders have agreed, however, not to sell or otherwise dispose of any of the Common Stock received by them in the transaction until after the issuance by Activision of its first earnings press release including at least 30 days of combined operations. The Company anticipates that this earnings release will be issued in the fourth week of January, 1998.

    The following pro forma results of operations assume that the CentreSoft transaction had occurred as of April 1,1996. The Company anticipates filing an amendment to this report within 30 days which will contain the audited consolidated financial statements of CentreSoft and the unaudited pro forma condensed combined financial statements of the Company and CentreSoft.


                                               Year             Six Months
                                               ended          ended Sept. 30,
                                              March 31,      ------------------
                                               1997            1996       1997
                                             ---------      ---------   -------
            Net revenues                    $ 154,644     $   36,561  $  79,529
                                             ---------      ---------   -------
                                             ---------      ---------   -------
            Net income (loss)               $   9,226     $   (1,210) $  (3,576)
                                             ---------      ---------   -------
                                             ---------      ---------   -------
            Net income (loss) per share     $    0.50     $    (0.07) $  (0.19)
                                             ---------      ---------   -------
                                             ---------      ---------   -------

    (b) ACQUISITION OF NBG EDV HANDELS & VERLAGS GMBH. Also on November 26, 1997, a wholly-owned indirect German subsidiary of the Company acquired NBG EDV Handels- und Verlags GmbH ("NBG"), a privately held software distributor and publisher based in Burglengenfeld, Germany, and Target Software Vertriebs GmbH ("Target"), a small affiliated software retailer. The transaction was structured as a share for share exchange in which the Company issued 263,048 shares of Common Stock to the two holders of capital stock in NBG and Target in exchange for their equity interests in these companies. At the time of the closing of the transaction, the Common Stock issued by the Company had a market value of approximately $4.4 million. In addition, as part of the transaction, a wholly owned indirect German subsidiary of Activision acquired the real property (including land and buildings) used by NBG and Target that was owned by the two equity owners of NBG and Target, in exchange for the assumption by such subsidiary of certain debt secured by a mortgage on the property. The total debt on the property was approximately DM1,250,000 (approximately $725,000). Approximately DM650,000 (approximately $377,000) of this debt is guaranteed by a German government entity that assists small businesses and will therefore be required to be repaid by the Company in the near future. The transaction will be accounted for as a pooling of interests.

    The shares of Common Stock were issued to the holders of NBG and Target capital stock pursuant to an exemption from registration under the Securities Act. The Company is required to use its best efforts to file with the Securities and Exchange Commission within 60 days after the closing of the transaction, a registration statement covering such shares for resale by the holders. The NBG and Target stockholders also have agreed, however, not to sell or otherwise dispose of any of the Common Stock received by them in the transaction until after the issuance by Activision of its first earnings press release including at least 30 days of combined operations. The Company anticipates that this earnings release will be issued in the fourth week of January, 1998.

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ITEM 5.  OTHER EVENTS.

    Activision announced on December 5, 1997 that it intends to make a private offering of $75,000,000 in Convertible Subordinated Notes (and up to an additional $25,000,000 in Notes to cover over-allotments). The Notes will bear interest at a rate which is yet to be determined, and will be due approximately seven years after issuance. The Notes also will be convertible, in whole or in part, at the option of the holder at any time after 60 days following the latest date of original issuance of the Notes and prior to the close of business on the business day immediately preceding the maturity date, unless previously redeemed or repurchased into shares of Common Stock. The Notes will be redeemable, in whole or in part, at the option of the Company at any time approximately three years after issuance.

    The Notes will be offered to a limited number of purchasers pursuant to a Rule 144A placement. The net proceeds of the offering are expected to be used to finance its product development and product acquisition efforts, support its corporate acquisition program and fund general corporate working capital needs.

    The Notes to be offered by Activision will not be registered under the Securities Act and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or the availability of an applicable exemption from such registration requirements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The Company will file the financial statements required by this item by an amendment to this report, which the Company anticipates will be filed within 30 days.

    (b)  PRO FORMA FINANCIAL INFORMATION.

         The Company will file the financial statements required by this item by an amendment to this report, which the Company anticipates will be filed within 30 days.

    (c) EXHIBITS.

         10.1 Share Exchange Agreement dated November 23, 1997, among Activision, Close Securities Limited, Andrew R. Waterhouse, David Neal, Gary C. Hawkins, Norman C. Brown, Richard A. Steele, Roger
              G. Swindells, Steven G. Varnish and Simon A. Hunt.

         10.2 Share Exchange Agreement dated November 26, 1997, among Activision, Kappaphoenicis Beteiligungs GmbH, Detlef Erhardt and Ingrid Herrmann.


                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 5, 1997

                                  ACTIVISION, INC.


                                  By  /s/  Barry Plaga
                                     ----------------------------
                                       Name:  Barry J. Plaga
                                       Title: Senior Vice President and
                                              Chief Financial Officer